CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Evergreen Fixed Income Trust

We consent to the use of our report dated June 4, 2004 for Evergreen Diversified Bond Fund, a series of the Evergreen Fixed Income Trust, included in Appendix B of the Statement of Additional Information on Form N-14 and to the references to our firm under the captions "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Exhibit D of Part A of the Prospectus/Proxy Statement on Form N-14 and in Appendix A of the Statement of Additional Information on Form N-14.

Boston, Massachusetts
February 18, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Vestaur Securities Fund

We consent to the use of our report dated January 14, 2005 for Vestaur Securities Fund included in Appendix C of the Statement of Additional Information on Form N-14 and to the references to our firm under the captions "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Exhibit D and "FINANCIAL HIGHLIGHTS - VESTAUR SECURITIES FUND" in Exhibit E of Part A of the Prospectus/Proxy Statement on Form N-14.

Boston, Massachusetts
February 18, 2005